PPG Industries, Inc.
     Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation
On March 31, 2014, PPG Industries, Inc. (the “Company” or “PPG”) completed the previously announced divestiture of its 51% ownership interest in its Transitions Optical joint venture and 100% of PPG's optical sunlens business (the "Transaction") to Essilor International ("Essilor"). The Transaction reflects an enterprise value of approximately $3.4 billion, with PPG receiving cash at closing of $1.73 billion pre-tax or approximately $1.5 billion after-tax. Essilor also entered into multi-year agreements with PPG for supply of photochromic materials and research and development services.
The cash consideration is subject to certain post-closing adjustments and transaction costs. PPG will report a gain on the Transaction reflecting the excess of the sum of the cash proceeds received over the net book value of its share of the net assets of the Transitions Optical business and the net book value of the net assets of its optical sunlens business. The estimated net gain included in the pro forma consolidated balance sheet as if the Transaction occurred as of December 31, 2013 will differ from the gain reported in discontinued operations in PPG's first quarter 2014 financial statements due primarily to differences between the net book value of the assets as of December 31, 2013 and their values as of the date the Transaction was completed.
PPG’s historical condensed consolidated balance sheet and condensed consolidated statements of income have been adjusted on a pro forma basis to reflect the Transaction. The accompanying unaudited pro forma condensed consolidated financial information includes:

•	an unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 after giving effect to the Transaction as if it had occurred on December 31, 2013;

•
unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2013, 2012 and 2011 after giving effect to the Transaction as if it had occurred on January 1, 2011; and

•	notes to the unaudited pro forma condensed consolidated financial information.
The PPG historical data has been derived from PPG’s historical audited consolidated financial statements included in PPG’s Annual Report on Form 10-K for the year ended December 31, 2013. The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with PPG’s financial statements and notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section contained in PPG’s Annual Report on Form 10-K for the year ended December 31, 2013. This financial information was prepared in accordance with accounting principles generally accepted in the United States of America. Assumptions underlying the pro forma adjustments are described in the accompanying notes below, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information presented below. The unaudited pro forma condensed consolidated financial information presented below has been provided for information only and should not be considered indicative of PPG’s financial position or results of operations had the Transaction occurred as of the dates indicated.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2013

	Historical PPG	Historical Transitions Optical and sunlens		Historical PPG less Transitions Optical and sunlens	Transaction Proceeds		Transaction Adjustments		PPG Pro Forma
(In Millions)			(a)
Assets
Current assets:
Cash and cash equivalents	$1,116	$(154)		$962	$1,735	(b)	$48	(b)	$2,745
Receivables	2,736	(225)		2,511	—		—		2,511
Inventories	1,824	(68)		1,756	—		—		1,756
Other current assets	1,538	(13)		1,525	—		—		1,525
Total current assets	7,214	(460)		6,754	1,735		48		8,537

Property, plant and equipment, net	2,876	(158)		2,718	—		—		2,718
Goodwill and intangible assets	4,347	(47)		4,300	—		—		4,300
Investments	393	(3)		390	—		—		390
Other assets	1,033	—		1,033	—		—		1,033
Total Assets	$15,863	$(668)		$15,195	$1,735		$48		$16,978

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities	$4,028	$(199)		$3,829	$284	(c)	$55	(d)	$4,168
Restructuring reserves	73	—		73	—		—		73
Short-term debt and current portion of long-term debt	34	(24)		10	—		—		10
Total current liabilities	4,135	(223)		3,912	284		55		4,251

Long-term debt	3,372	—		3,372	—		—		3,372
Accrued pensions	728	(1)		727	—		—		727
Other postretirement benefits	1,007	—		1,007	—		—		1,007
Other liabilities	1,423	(10)		1,413	—		249	(e)	1,662
Total Liabilities	10,665	(234)		10,431	284		304		11,019

Common stock	484	—		484	—		—		484
Additional paid-in capital	953	—		953	—		—		953
Retained earnings	12,757	(267)	(f)	12,490	1,451	(f)	(256)	(f)	13,685
Treasury stock, at cost	(8,002)	—		(8,002)	—		—		(8,002)
Accumulated other comprehensive loss	(1,260)	—		(1,260)	—		—		(1,260)
Total PPG shareholders' equity	4,932	(267)		4,665	1,451		(256)		5,860
Noncontrolling interests	266	(167)		99	—		—		99
Total Shareholders' Equity	5,198	(434)		4,764	1,451		(256)		5,959

Total Liabilities and Shareholders' Equity	$15,863	$(668)		$15,195	$1,735		$48		$16,978

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year-ended December 31, 2013

	Historical PPG		Historical Transitions Optical and sunlens		Historical PPG less Transitions Optical and sunlens	Transaction Adjustments		PPG Pro Forma
(In millions, except per share amounts)				(g)

Net sales	$15,108		$(874)		$14,234	$54	(h)	$14,288
Cost of sales, exclusive of depreciation and amortization	8,636		(353)		8,283	36	(i)	8,319
Selling, general and administrative	3,699		(213)		3,486			3,486
Depreciation	356		(23)		333	—		333
Amortization	119		—		119	—		119
Research and development - net	488		(25)		463			463
Interest expense	196		—		196	—		196
Interest income	(43)		—		(43)	—		(43)
Business restructuring	98		—		98	—		98
Other charges	201		(1)		200	—		200
Other income	(131)		4		(127)	—		(127)

Income before income taxes	1,489		(263)		1,226	18		1,244

Income tax expense	333	(j)	(80)		253	7	(k)	260	(j)

Income from continuing operations	1,156		(183)		973	11		984

Less: net income from continuing operations attributable to noncontrolling interests	(122)		99		(23)	—		(23)

Net income from continuing operations attributable to PPG	$1,034		$(84)		$950	$11		$961

Earnings per common share
Net income from continuing operations	$7.21				$6.62			$6.70
Weighted average common shares outstanding	143.4				143.4			143.4

Earnings per common share - assuming dilution
Net income from continuing operations	$7.13				$6.55			$6.62
Weighted average common shares outstanding	145.1				145.1			145.1
See accompanying notes to unaudited pro forma condensed consolidated financial information.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year-ended December 31, 2012

	Historical PPG	Historical Transitions Optical and sunlens		Historical PPG less Transitions Optical and sunlens	Transaction Adjustments		PPG Pro Forma
(In millions, except per share amounts)			(g)

Net sales	$13,512	$(850)		$12,662	$43	(h)	$12,705
Cost of sales, exclusive of depreciation and amortization	7,905	(330)		7,575	32	(i)	7,607
Selling, general and administrative	3,200	(212)		2,988			2,988
Depreciation	312	(20)		292	—		292
Amortization	109	(2)		107	—		107
Research and development - net	453	(23)		430	—		430
Interest expense	210	—		210	—		210
Interest income	(39)	(1)		(40)	—		(40)
Business restructuring	208	(32)		176	—		176
Other charges	236	(1)		235	—		235
Other income	(139)	—		(139)	—		(139)

Income before income taxes	1,057	(229)		828	11		839

Income tax expense	221	(73)		148	4	(k)	152

Income from continuing operations	836	(156)		680	7		687

Less: net income from continuing operations attributable to noncontrolling interests	(110)	93		(17)	—		(17)

Net income from continuing operations attributable to PPG	$726	$(63)		$663	$7		$670

Earnings per common share
Net Income	$4.73			$4.32			$4.37
Weighted average common shares outstanding	153.4			153.4			153.4

Earnings per common share - assuming dilution
Net Income	$4.69			$4.27			$4.32
Weighted average common shares outstanding	155.1			155.1			155.1
See accompanying notes to unaudited pro forma condensed consolidated financial information.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year-ended December 31, 2011

	Historical PPG	Historical Transitions Optical and sunlens		Historical PPG less Transitions Optical and sunlens	Transaction Adjustments		PPG Pro Forma
(In millions, except per share amounts)			(g)

Net sales	$13,153	$(865)		$12,288	$37	(h)	$12,325
Cost of sales, exclusive of depreciation and amortization	7,865	(337)		7,528	28	(i)	7,556
Selling, general and administrative	3,122	(229)		2,893			2,893
Depreciation	305	(20)		285	—		285
Amortization	120	(6)		114	—		114
Research and development - net	428	(22)		406	—		406
Interest expense	210	—		210	—		210
Interest income	(42)	—		(42)	—		(42)
Other charges	75	(7)		68	—		68
Other income	(152)	2		(150)	—		(150)

Income before income taxes	1,222	(246)		976	9		985

Income tax expense	260	(73)		187	3	(k)	190

Income from continuing operations	962	(173)		789	6		795

Less: net income from continuing operations attributable to noncontrolling interests	(104)	92		(12)	—		(12)

Net income from continuing operations attributable to PPG	$858	$(81)		$777	$6		$783

Earnings per common share
Net income from continuing operations	$5.45			$4.94			$4.98
Weighted average common shares outstanding	157.3			157.3			157.3

Earnings per common share - assuming dilution
Net income from continuing operations	$5.40			$4.88			$4.92
Weighted average common shares outstanding	159.3			159.3			159.3
See accompanying notes to unaudited pro forma condensed consolidated financial information.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the amount of cash received from Essilor in exchange for the underlying assets and liabilities of PPG's 51% ownership interest in its Transitions Optical joint venture and 100% of PPG's optical sunlens business:

(a)
To reflect the disposition of the underlying assets and liabilities of PPG's 51% ownership interest in its Transitions Optical joint venture and 100% of PPG's optical sunlens business under the terms of the Transaction.

(b)
To include the pre-tax cash proceeds from the Transaction of $1,735 million (after-tax cash proceeds of $1,499 million) and an adjustment of $48 million for cash net of debt and working capital as of December 31, 2013.

(c)	To reflect taxes payable of $284 million associated with the gain on the Transaction.

(d)
Amount reflects an accrual of $21 million, primarily for professional services related to the sale, and an accrual of $34 million related to post-closing adjustments, costs and other contingencies under the terms of the agreements.

(e)	To reflect a long-term deferred tax liability of $249 million associated with the Transaction.

(f)	To record the estimated net gain on disposition (dollars in millions):

Cash proceeds	$1,735
Add: cash, net of debt and working capital adjustment	48
Less: current taxes payable	(284)
After-tax cash proceeds	1,499
Less: book value of PPG's share of net assets sold	(267)
long-term deferred tax liability	(249)
estimated transaction costs	(21)
accrual for estimated post-closing adjustments, costs and other contingencies	(34)
Pro forma net gain	$928

(g)
To remove the operating results of PPG's 51% ownership interest in its Transitions Optical joint venture and 100% of PPG's optical sunlens business. For purposes of this unaudited pro forma consolidated statement of income, estimated tax rates of 30%, 32% and 30% have been used for the twelve months ended December 31, 2013, 2012, and 2011, respectively. The estimated income tax rates are based on applicable enacted statutory tax rates for the periods referenced above. Substantially all of PPG's Transitions Optical's and PPG's optical sunlens business' U.S. and non-U.S. subsidiaries file separate tax returns in each tax paying jurisdiction. The estimated tax rates used in these unaudited pro forma condensed consolidated financial statements have been calculated under the separate return method.

(h)
Amount includes revenue for research and development services provided to Essilor in accordance with the research and development services agreement as if the agreement had been in place at January 1, 2011. The revenue related to this agreement for the years ended December 31, 2013, 2012 and 2011 is $25 million, $23 million and $22 million, respectively. In addition, the adjustment to net sales for the years ended December 31, 2013, 2012 and 2011 includes revenue from the sale of photochromic dye to Essilor in accordance with the photochromic dye supply agreement as if the agreement had been in place at January 1, 2011. The revenue related to this agreement for the years ended December 31, 2013, 2012, and 2011 is $29 million, $20 million and $15 million, respectively. These revenues were previously eliminated in PPG's historical financial results.

(i)
To reflect costs associated with research and development services provided to Essilor and costs related to the sale of photochromic dye in accordance with the research and development services and photochromic dye supply agreements as if the agreements had been in place at January 1, 2011.

PPG Industries, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(j)	Amount reflects an effective tax rate of 22.4% and 20.9% for Historical PPG and PPG Pro Forma, respectively.

PPG believes investors' understanding of the Company's operating performance is enhanced by the disclosure of income before income taxes, PPG's effective tax rate and income tax expense adjusted for nonrecurring charges. PPG's management considers this information useful in providing insight into the company's ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on an ongoing basis. Income before income taxes, PPG's effective tax rate and income tax expense adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered a substitute for income before income taxes, PPG's effective tax rate and income tax expense as computed in accordance with U.S. GAAP. In addition, income before income taxes, PPG's effective tax rate and income tax expense adjusted for nonrecurring charges may not be comparable to similarly titled measures as reported by other companies.

The 2013 effective tax rate is reconciled to the adjusted effective tax rate below:

	Historical PPG			PPG Pro Forma
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$1,489	$333	22.4%	$1,244	$260	20.9%
Includes:
Charges related to environmental remediation	101	37	36.6%	101	37	36.6%
Charges related to business restructuring	98	25	25.5%	98	25	25.5%
Charges related to business acquisitions	42	14	33.3%	36	12	33.3%
Legacy pension settlement charges	18	5	27.8%	18	5	27.8%
U.S. tax law change enacted in 2013	—	10	—	—	10	—
Adjusted effective tax rate, excluding certain charges	$1,748	$424	24.3%	$1,497	$349	23.3%

(k)	To reflect income tax expense on the net revenue associated with the research and development services provided to Essilor as well as for the sales of photochromic dyes to Essilor as described above.